Crown Castle International

News Release

	Contacts:	W. Benjamin Moreland, CFO Jay Brown, VP Finance Crown Castle International Corp. 713-570-3000

FOR IMMEDIATE RELEASE
Ken Dennard / kdennard@drg-e.com Lisa Elliott / lelliott@drg-e.com DRG&E 713-529-6600

CROWN CASTLE INTERNATIONAL ANNOUNCES

PROPOSED SENIOR NOTES OFFERING

November 17, 2003—HOUSTON, TEXAS—Crown Castle International Corp. (NYSE:CCI) announced today that it intends to offer in a private transaction $300 million of senior notes due 2014. Crown Castle expects to use the proceeds from this offering, together with existing cash balances, to tender in the near term for its outstanding 10 3/8% Senior Discount Notes and 11 1/4% Senior Discount Notes.

This press release is not an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any jurisdiction in which any such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The notes will be offered to qualified institutional buyers under Rule 144A and to persons outside of the United States under Regulation S. The notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the dollar amount to be raised through the proposed notes offering, (ii) the use of proceeds from the notes offering, and (iii) the effect of the notes offering on our utilization of cash. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from

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those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.

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